Exhibit 99.15
 (Text of graph posted to Ashland Inc.'s website concerning
Ashland Distribution average sales per shipping day)

Average Sales per Shipping Day ($ in millions)*

	2006	2007	2008	2009	2010
January	15.959	15.445	17.177	12.065	13.590
February	16.412	16.333	16.794	10.847	13.008
March	15.910	15.520	17.574	10.339
April	17.034	16.592	17.319	10.825
May	16.459	15.905	17.809	11.268
June	16.552	16.377	18.863	11.160
July	16.194	15.948	18.018	11.506
August	15.925	16.762	17.994	11.744
September	16.695	17.328	17.958	12.938
October	16.000	16.109	16.188	12.181
November	16.537	17.169	14.765	12.588
December	13.963	14.506	10.232	10.566

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.